CARR & WADDOUPS
                             Attorneys At Law
TAYLOR  D. CARR             609 JUDGE BUILDING           TELEPHONE (801)363-0888
                             8 EAST BROADWAY
TRENT  J.  WADDOUPS       SALT LAKE CITY, UTAH 84111     FACSIMILE (801)363-8512



                                 August 28, 2002

The  Board  of  Directors
Cal  Bay  International,  Inc.
1582  Parkway  Loop,  Suite  G
Tustin,  CA  92780

Gentlemen:

     We have been retained by Cal Bay International, Inc., (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 2,240,000 shares of common stock, par value $0.001 per share. You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

     In  connection  with  this  engagement,  we  have  examined  the following:

     1. the articles of incorporation of the Company, and any amendments thereto;

     2.     the  bylaws  of  the  Company;

     3.   unanimous  consents  of  the  board  of  directors;  and

     4.   the  Registration  Statement.

     We have examined such other corporate records and documents and have made such other examinations as we deemed relevant. We have also discussed the documents examined and relied upon in rendering this opinion with one or more directors and executive officers of the Company, and in all instances, have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed that the recipients of these Securities under the plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions.

     Based upon the above examination, we are of the opinion that the shares of common stock proposed to be issued pursuant to the Registration Statement, are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

     This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced
Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.


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     We  hereby  consent  to  the  filing  of  this opinion as an exhibit to the
Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                              Sincerely  yours,

                              CARR  &  WADDOUPS

                              /s/  Carr  &  Waddoups
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